Exhibit (h)(2)(ii)

EXECUTION COPY

AMENDMENT No. 2 TO AMENDED AND RESTATED MASTER ADMINISTRATION AGREEMENT

This Amendment No. 2 to the Amended and Restated Master Administration Agreement is made as of April 10, 2018 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and Brighthouse Funds Trust I and Brighthouse Funds Trust II, on behalf of their respective management investment companies identified on Schedule A attached thereto and each management investment company made subject to the Agreement in accordance with Section 1 thereof, severally and not jointly (each, a “Trust”) and shall be effective as of March 29, 2018 and as set forth in Section 2 below. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and the Trust entered into an Amended and Restated Master Administration Agreement dated as of October 1, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.       The third paragraph of Section 6 is hereby amended and restated as follows:

“The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Trust expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP, Form N-SAR or Form N-CEN (as applicable), proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust;

costs of Preparation, printing, distribution and mailing, as applicable, of the Trust’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trust’ tax returns, Form N-1A, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP and Form N-SAR or Form N-CEN (as applicable), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Trust’ net asset value.”

A.       A new paragraph is hereby added to Section 7 of the Agreement immediately following the first paragraph as follows:

“Pursuant to other agreements now or at any time in effect between any of the Trust (or any of their investment managers or investment advisors, on its behalf) and State Street Bank and Trust Company or its affiliates (the “Other State Street Agreements”) in any capacity other than as Administrator hereunder (in such other capacities, “State Street”), State Street may be in possession of certain information and data relating to the Trust and/or the Investment Funds that is necessary to provide the Services, including Form N-PORT Support Services. The Trust hereby acknowledges and agrees that this Section 7 of the Agreement serves as its consent and instruction, or Proper Instruction, as the case may be, for itself and on behalf of each Investment Fund under and pursuant to such Other State Street Agreements for State Street to provide or otherwise make available (including via platforms such as my.statestreet.com) to the Administrator, Trust and Investment Fund information such as net asset values and information relating to the net assets of the Investment Funds, holdings and liquidity reports, registration titles, market value and other information and data related to the Investment Funds.”

B.       Schedule B6 to the Agreement is amended and restated in its entirety as set forth in Exhibit 1.

2.	The provisions of this Amendment (and the terms of the Agreement as modified hereby) shall be or become effective as follows:

A.

Sections 1.A., 1.B. and 1.C. of this Amendment and the preparation and onboarding activities related to the Services, including those set forth in Section II of Schedule B6, shall be effective as of the date of this Amendment as set forth above.

B.

Section 1.D. of this Amendment and the data aggregation, preparation of data sets and recordkeeping activities of the Services (as defined in Schedule B6) shall become effective as of the first day of the first month in which the Trust is required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to aggregate data and maintain records consistent with Form N-PORT (currently anticipated to be June 2018).

Information Classification: Limited Access

C.

The filing obligations of the Services shall become effective as of the first day of the first month in which the Trust is required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to file Form N-PORT (currently anticipated to be April 2019).

3.

Notwithstanding Section 12(a) of the Agreement, the Trust agrees to be bound to receive from the Administrator the Services described in Schedule B6 attached hereto for at least eighteen (18) months following the date of this Amendment. The parties further agree that the foregoing commitment will be deemed the “term” for the Services set forth in Schedule B6 and that following the expiration of such term, Section 12(a) will apply to the Schedule B6 Services in the same way as such provisions apply to all other Services under the Agreement.

4.

Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Exhibit 1 and Annex 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

5.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

6.

This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

BRIGHTHOUSE FUNDS TRUST I AND BRIGHTHOUSE FUNDS TRUST II, ON BEHALF OF THEIR RESPECTIVE MANAGEMENT INVESTMENT COMPANIES IDENTIFIED ON SCHEDULE A TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY

By:	/s/ Alan Otis

Name:	Alan Otis

Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

EXHIBIT 1

AMENDED AND RESTATED MASTER

ADMNISTRATION AGREEMENT

Schedule B6

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”), and Liquidity Risk Measurement Services, and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B6, the “Services”)

I.	The Services.

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

●

Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Trust (including from any third parties with whom the Trust will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, assumptions, information and assistance from the Trust, the Administrator’s internal systems and, in the case of Funds not administered by the Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Trust and (ii) annual updates of Form N-CEN for review and approval by the Trust.

●	The Trust acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

●

Following review and final approval by the Trust of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of the Trust, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each Investment Fund of the Trust as set forth in the attached Annex 1, which shall be executed by the Administrator and the Trust. The Form N-CEN Services will be provided to the Trust as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Trust and by virtue of an updated Annex 1 that is signed by both parties.

Information Classification: Limited Access

(b)	Quarterly Portfolio of Investments Services:

●

Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Administrator will use such Required Data from the Trust, the Administrator’s internal systems and other data providers to prepare a draft Portfolio of Investments (the “Portfolio of Investments”), compliant with GAAP, as of the Trust’s first and third fiscal quarter-ends.

●

Following review and final approval by the Trust of each such draft Portfolio of Investments, and at the direction of and on behalf of the Trust, the Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services:

The Administrator will provide the following liquidity risk measurement services (“Liquidity Risk Measurement Services”) to the Trust:

●

As applicable, the Administrator will provide the Trust with Liquidity Risk Measurement Services that will provide calculation of security level exposure, characteristics, liquidity analytics, including days to liquidate, liquidity scores, fixed income cost to liquidate, stress testing and redemption flow analysis.    Liquidity analytics will be calculated daily, weekly, or monthly (as per written agreement between the Administrator and the Trust) and, as applicable, aggregated monthly for purposes of inclusion in the Administrator’s standard N-PORT filing template. Services also will include the Administrator’s standard liquidity Trust profile report and online access to the Administrator’s dynamic risk reporting tools via my.statestreet.com which enable Trust to analyze and generate risk reporting.

The Liquidity Risk Measurement Services will be provided to each Investment Fund of the Trust as set forth in the attached Annex 1, which shall be executed by the Administrator and the Trust. Annex 1 may be updated from time to time upon the written request of the Trust and by virtue of an updated Annex 1 that is signed by both parties.

II.	Trust Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to the Trust by the Administrator is subject to the following terms and conditions:

1.	The Parties acknowledge and agree on the following matters:

Information Classification: Limited Access

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trust or its affiliates or any Investment Funds, pooled vehicle, security or other investment or Investment Fund regarding which the Trust or its affiliates provide services or is otherwise associated (“Trust Entities”) that is generated or aggregated by the Administrator or its affiliates in connection with services performed on the Trust’s behalf or otherwise prepared by the Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Trust shall be as provided in such respective other agreements between the Administrator or its affiliates and the Trust relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Trust Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator’s or its affiliates’ obligations to the Trust under the Other Trust Agreements.

In connection with the provision of the Services by the Administrator, the Trust acknowledges and agrees that it will be responsible for providing the Administrator with any information requested by the Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Administrator, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Administrator for such purposes from time to time, for all Investment Funds receiving Trust services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Trust), including, without limitation, arranging for the provision of data from the Trust, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to one or more Trust, the Administrator and the Trust will agree on the scope of the information to be extracted from the Administrator’s or any of its affiliate’s systems for purposes of the Administrator’s provision of the Services subject to the discretion of the Administrator, and the Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Services hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

Information Classification: Limited Access

The following are examples of certain types of information that the Trust is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and the Trust hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN or any changes in requirements relating to the provision of Liquidity Risk Measurement Services:

●	SEC filing classification of the Trust (i.e., small or large filer);
●	Identification of any data sourced from third parties;
●	Identification of any securities reported as Miscellaneous; and
●	Any Explanatory Notes included in N-PORT Section E.

2.       The Trust acknowledges that it has provided to the Administrator all material assumptions used by the Trust or that are expected to be used by the Trust in connection with the completion of Form N-PORT and Form N-CEN and the provision of the Services and that it has approved all material assumptions used by the Administrator in the provision of the Services prior to the first use of the Services. The Trust will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by the Trust or otherwise previously approved by the Trust in connection with the Administrator’s provision of the Services. The Trust acknowledges that the completion of Form N-PORT and Form N-CEN and the provision of the Services and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

●	Investment classification of positions;
●	Assumptions necessary in converting data extracts;
●	General operational and process assumptions used by the Administrator in performing the Services; and
●	Assumptions specific to the Trust.

The Trust hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Trust (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3.       The Trust acknowledges and agrees on the following matters:

(A)    The Trust has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Trust has determined that the Services are suitable for its purposes. None of the Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

Information Classification: Limited Access

(B)      The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. Where the Trust uses Services to comply with any law, regulation, agreement, or other Trust obligation, the Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Administrator has no obligation of compliance with respect thereto.

(C)       The Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to the Trust (“Materials”) (a) for the internal business purpose of the Trust relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Trust (each a “Permitted Person”); provided, however, (i) the Trust may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Trust has separate license rights with respect to the use of such Third Party Data, or (iii) the Trust may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Trust, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Trust or any Permitted Persons (collectively, including the Trust, “Trust Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Trust has separate license rights with respect to the use of such Third Party Data). Without limitation, Trust Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the

Information Classification: Limited Access

Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D)       The Trust shall limit the access and use of the Services and the Materials by any Trust Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Trust shall be responsible and liable for all acts and omissions of any Trust Parties.

(E)       The Services, the Materials and all confidential information of the Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. The Trust has no rights or interests with respect to all or any part of the Services, the Materials or the Administrator’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Trust automatically and irrevocably assigns to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Trust Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Trust.

(F)       The Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

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Information Classification: Limited Access

ANNEX I

BRIGHTHOUSE

Further to the Amendment No. 2 dated as of April 10, 2018, and effective as of March 29, 2018, to the Amended and Restated Master Administration Agreement dated as of October 1, 2012, between each management investment company identified on Schedule A attached thereto (each, a “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by removing/adding/renaming Investment Funds as applicable:

Liquidity Risk Measurement Services	Fund Type	FREQUENCY
Brighthouse Funds Trust I		Monthly

AB Global Dynamic Allocation Portfolio	Fund	Weekly
Allianz Global Investors Dynamic Multi Asset Plus Portfolio	Fund	Monthly
American Funds Balanced Allocation Portfolio	Fund of Funds	Monthly
American Funds Growth Allocation Portfolio	Fund of Funds	Monthly
American Funds Growth Portfolio	Fund of Funds	Monthly
American Funds Moderate Allocation Portfolio	Fund of Funds	Monthly
AQR Global Risk Balanced Portfolio	Fund	Weekly
BlackRock Global Tactical Strategies Portfolio	Fund	Weekly
BlackRock High Yield Portfolio	Fund	Weekly
Brighthouse/Aberdeen Emerging Markets Equity Portfolio	Fund	Monthly
Brighthouse/Artisan International Portfolio	Fund	Monthly
Brighthouse/Eaton Vance Floating Rate Portfolio	Fund	Weekly
Brighthouse/Franklin Low Duration Total Return Portfolio	Fund	Weekly
Brighthouse/Templeton International Bond Portfolio	Fund	Weekly
Brighthouse/Wellington Large Cap Research Portfolio	Fund	Monthly
Brighthouse Asset Allocation 100 Portfolio	Fund of Funds	Monthly
Brighthouse Balanced Plus Portfolio	Fund	Weekly
Brighthouse Small Cap Value Portfolio	Fund	Monthly
Clarion Global Real Estate Portfolio	Fund	Monthly
ClearBridge Aggressive Growth Portfolio	Fund	Monthly

    Information Classification: Limited Access

Harris Oakmark International Portfolio	Fund	Monthly
Invesco Balanced-Risk Allocation Portfolio	Fund	Weekly
Invesco Comstock Portfolio	Fund	Monthly
Victory Sycamore Mid Cap Value Portfolio	Fund	Monthly
Invesco Small Cap Growth Portfolio	Fund	Monthly
JPMorgan Core Bond Portfolio	Fund	Weekly
JPMorgan Global Active Allocation Portfolio	Fund	Weekly
JPMorgan Small Cap Value Portfolio	Fund	Monthly
Loomis Sayles Global Markets Portfolio	Fund	Weekly
Brighthouse Multi-Index Targeted Risk Portfolio	Fund	Weekly
MFS Research International Portfolio	Fund	Monthly
Morgan Stanley Mid Cap Growth Portfolio	Fund	Monthly
Oppenheimer Global Equity Portfolio	Fund	Monthly
PanAgora Global Diversified Risk Portfolio	Fund	Weekly
PIMCO Inflation Protected Bond Portfolio	Fund	Weekly
PIMCO Total Return Portfolio	Fund	Weekly
Pyramis Government Income Portfolio	Fund	Weekly
Schroders Global Multi-Asset Portfolio II	Fund	Weekly
Schroders Global Multi-Asset Portfolio	Fund	Weekly
SSGA Growth and Income ETF Portfolio	Fund	Monthly
SSGA Growth ETF Portfolio	Fund	Monthly
T. Rowe Price Large Cap Value Portfolio	Fund	Monthly
T. Rowe Price Mid Cap Growth Portfolio	Fund	Monthly
Wells Capital Management Mid Cap Value Portfolio	Fund	Monthly
TCW Core Fixed Income Portfolio		Weekly
Brighthouse Funds Trust II	Fund Type	Frequency
Baillie Gifford International Stock Portfolio	Fund	Monthly
BlackRock Bond Income Portfolio	Fund	Weekly
BlackRock Capital Appreciation Portfolio	Fund	Monthly
BlackRock Ultra-Short Term Bond Portfolio	Fund	Monthly
Brighthouse/Artisan Mid Cap Value Portfolio	Fund	Monthly
Brighthouse/Dimensional International Small Company Portfolio	Fund	Monthly
Brighthouse/Wellington Balanced Portfolio	Fund	Weekly
Brighthouse/Wellington Core Equity Opportunities Portfolio	Fund	Monthly
Brighthouse Asset Allocation 20 Portfolio	Fund of Funds	Monthly
Brighthouse Asset Allocation 40 Portfolio	Fund of Funds	Monthly
Brighthouse Asset Allocation 60 Portfolio	Fund of Funds	Monthly

Information Classification: Limited Access

Brighthouse Asset Allocation 80 Portfolio	Fund of Funds	Monthly
Frontier Mid Cap Growth Portfolio	Fund	Monthly
Jennison Growth Portfolio	Fund	Monthly
Loomis Sayles Small Cap Core Portfolio	Fund	Monthly
Loomis Sayles Small Cap Growth Portfolio	Fund	Monthly
MetLife Aggregate Bond Index Portfolio	Fund	Weekly
MetLife Mid Cap Stock Index Portfolio	Fund	Monthly
MetLife MSCI EAFE Index Portfolio	Fund	Monthly
MetLife Russell 2000 Index Portfolio	Fund	Monthly
Metlife Stock Index Portfolio	Fund	Monthly
MFS Total Return Portfolio	Fund	Weekly
MFS Value Portfolio	Fund	Monthly
MFS Value Portfolio II	Fund	Monthly
Neuberger Berman Genesis Portfolio	Fund	Monthly
T.Rowe Price Large Cap Growth Portfolio	Fund	Monthly
T.Rowe Price Small Cap Growth Portfolio	Fund	Monthly
Van Eck Global Natural Resources Portfolio	Fund	Monthly
Western Asset Management Strategic Bond Opportunities Portfolio	Fund	Weekly
Western Asset Management U.S. Government Portfolio	Fund	Weekly

N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
Brighthouse Funds Trust I	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

AB Global Dynamic Allocation Portfolio

Allianz Global Investors Dynamic Multi Asset Plus Portfolio

American Funds Balanced Allocation Portfolio

American Funds Growth Allocation Portfolio

American Funds Growth Portfolio

American Funds Moderate Allocation Portfolio

AQR Global Risk Balanced Portfolio

Standard

    Information Classification: Limited Access

BlackRock Global Tactical Strategies Portfolio
BlackRock High Yield Portfolio
Brighthouse/Aberdeen Emerging Markets Equity Portfolio
Brighthouse/Artisan International Portfolio
Brighthouse/Eaton Vance Floating Rate Portfolio
Brighthouse/Franklin Low Duration Total Return Portfolio
Brighthouse/Templeton International Bond Portfolio
Brighthouse/Wellington Large Cap Research Portfolio
Brighthouse Asset Allocation 100 Portfolio
Brighthouse Balanced Plus Portfolio
Brighthouse Small Cap Value Portfolio
Clarion Global Real Estate Portfolio
ClearBridge Aggressive Growth Portfolio
Harris Oakmark International Portfolio
Invesco Balanced-Risk Allocation Portfolio
Invesco Comstock Portfolio
Victory Sycamore Mid Cap Value Portfolio
Invesco Small Cap Growth Portfolio
JPMorgan Core Bond Portfolio
JPMorgan Global Active Allocation Portfolio
JPMorgan Small Cap Value Portfolio
Loomis Sayles Global Markets Portfolio
Brighthouse Multi-Index Targeted Risk Portfolio
MFS Research International Portfolio
Morgan Stanley Mid Cap Growth Portfolio
Oppenheimer Global Equity Portfolio
PanAgora Global Diversified Risk Portfolio
PIMCO Inflation Protected Bond Portfolio
PIMCO Total Return Portfolio
Pyramis Government Income Portfolio
Schroders Global Multi-Asset Portfolio II
Schroders Global Multi-Asset Portfolio
SSGA Growth and Income ETF Portfolio
SSGA Growth ETF Portfolio
T. Rowe Price Large Cap Value Portfolio
T. Rowe Price Mid Cap Growth Portfolio
Wells Capital Management Mid Cap Value Portfolio
TCW Core Fixed Income Portfolio

Information Classification: Limited Access

Brighthouse Funds Trust II	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)
Baillie Gifford International Stock Portfolio
BlackRock Bond Income Portfolio
BlackRock Capital Appreciation Portfolio
BlackRock Ultra-Short Term Bond Portfolio
Brighthouse/Artisan Mid Cap Value Portfolio
Brighthouse/Dimensional International Small Company Portfolio
Brighthouse/Wellington Balanced Portfolio
Brighthouse/Wellington Core Equity Opportunities Portfolio
Brighthouse Asset Allocation 20 Portfolio
Brighthouse Asset Allocation 40 Portfolio
Brighthouse Asset Allocation 60 Portfolio
Brighthouse Asset Allocation 80 Portfolio
Frontier Mid Cap Growth Portfolio
Jennison Growth Portfolio	Standard
Loomis Sayles Small Cap Core Portfolio
Loomis Sayles Small Cap Growth Portfolio
MetLife Aggregate Bond Index Portfolio
MetLife Mid Cap Stock Index Portfolio
MetLife MSCI EAFE Index Portfolio
MetLife Russell 2000 Index Portfolio
Metlife Stock Index Portfolio
MFS Total Return Portfolio
MFS Value Portfolio
MFS Value Portfolio II
Neuberger Berman Genesis Portfolio
T.Rowe Price Large Cap Growth Portfolio
T.Rowe Price Small Cap Growth Portfolio
Van Eck Global Natural Resources Portfolio
Western Asset Management Strategic Bond
Opportunities Portfolio
Western Asset Management U.S. Government Portfolio

N-CEN Services
Brighthouse Funds Trust I

Information Classification: Limited Access

Brighthouse Funds Trust II

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

BRIGHTHOUSE FUNDS TRUST I AND BRIGHTHOUSE FUNDS TRUST II, ON BEHALF OF THEIR RESPECTIVE MANAGEMENT INVESTMENT COMPANIES IDENTIFIED ON SCHEDULE A TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Alan Otis	By:	/s/ Andrew Erickson
Name: Alan Otis		Name: Andrew Erickson
Title: Treasurer		Title: Executive Vice President
Address:		Address:

One Financial Center		Date:
Boston, MA 02111

Date: 03-29-2018

Information Classification: Limited Access

Information Classification: Limited Access